EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2009, except for note 22, as to which the date is September 10, 2009, relating to the financial statements, which appears in the prospectus of Talecris Biotherapeutics Holdings Corp. (the “Company”), relating to the Company’s Registration Statement on Form S-1 (No. 333-144941).

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

November 9, 2009